Exhibit 10.1

                             PHASE III MEDICAL, INC.

                            STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 18, 2005, is by and between Phase III Medical, Inc., a Delaware corporation (the "Company"), and Catherine M. Vaczy (the "Investor").

       WHEREAS, the Company and the Investor entered into a Stock Purchase Agreement (the "First Stock Purchase Agreement") dated as of April 20, 2005 pursuant to which the Investor purchased 1,666,666 shares of the Company's common stock , $.001 par value (the "Common Stock") for $100,000; and

       WHEREAS, pursuant to the First Stock Purchase Agreement, the Investor has the right to purchase additional shares of Common Stock on the terms set forth in the First Stock Purchase Agreement; and

      WHEREAS, the Investor, who is now employed as the Company's Executive Vice President and General Counsel, desires to exercise this right and purchase from the Company additional shares of Common Stock pursuant to the First Stock Purchase Agreement, upon and subject to the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

      1. Purchase and Sale of the Shares.

            1.1. Agreement to Sell and Purchase Shares. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investor and the Investor agrees to purchase from the Company, at the Closing (as defined below), an aggregate of 1,250,000 shares of Common Stock (the "Shares"), at a per share purchase price (the "Per Share Purchase Price") equal to $.06 for an aggregate purchase price of $75,000 (the "Purchase Price"), payable by check or bank wire at the Closing.

            1.2. Delivery of Shares; Legend.

                 (a) As soon as reasonably practicable after the Closing, the Company shall deliver to the Investor one or more certificates, registered in the name of the Investor, representing the Shares.

                  (b) The certificates representing the Shares delivered pursuant to Section 1.2(a), and any securities and any shares issued pursuant to Section 1.4 hereof, shall bear a legend in substantially the following form:

                           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."


         1.3. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on the date hereof at the offices of the Company or such other place as the parties may agree.


      2. Representations, Warranties and Covenants of the Investor.

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         2.1. Authorization; Enforceability. The Investor is (i) a bona fide resident of the state contained in the address set forth on the signature page as the Investor's home address, (ii) at least 21 years of age and (iii) legally competent to execute this Agreement. This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery of this Agreement by the other party hereto, constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or general laws of applicability affecting creditors' rights generally and to general equitable principles.

         2.2. No Conflict. The execution, delivery and performance by the Investor of this Agreement will not result in the violation by the Investor of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Investor is bound, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Investor is a party or by which she is bound or to which any of her properties or assets is subject.

         2.3. Consents. No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Investor in connection with the authorization, execution, delivery and performance by the Investor of this Agreement.

         2.4. Investment Representations.

                  (a) The Investor hereby represents and warrants to the Company that the Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Specifically, the Investor certifies that (initial all appropriate spaces on the following pages):

          CMV      (1)    The Investor is an accredited investor because
       (Initial)          she has an individual net worth, or with her spouse
                          has a joint net worth, in excess of
                          $1,000,000. For purposes of this
                          Agreement, "net worth" means the excess
                          of total assets at fair market value,
                          including home, home furnishings and
                          automobiles, over total liabilities.

       _________ (2)      The Investor is an accredited investor because
       (Initial)          she has individual income (exclusive of any income
                          attributable to her spouse) of more than $200,000 in each of the past two years, or joint income with her spouse in excess of $300,000 in each of those years, and such investor reasonably expects to reach the same income level in the current year.

       _________ (3)      The Investor is an accredited investor because
       (Initial)          she is a director, executive officer or managing
                          member of the Company.

                  (b) The Investor hereby certifies that she is not a non-resident alien for purposes of income taxation (as such term is defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations). The Investor hereby agrees that if any of the information in this Section 2.4(b) changes, the Investor will notify the Company within 60 days thereof. The Investor understands that the information contained in this Section 2.4(b) may be disclosed to the Internal Revenue Service by the Company and that any false statement contained in this Section 2.4(b) could be punished by fine, imprisonment or both.

                  (c) The Investor will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that she must bear the economic risk of her investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available. The Investor understands that, except as provided herein, the Company is under no obligation to register the Shares on her behalf or to assist her in complying with any exemption from such registration under the Securities Act, except that if any sale proposed by the Investor is exempt from registration, the Company will cause its counsel, at the Company's expense, to provide an appropriate opinion to that effect to the Company's transfer agent. It also understands that sales or transfers of the Shares are further restricted by state securities laws. The Investor further understands that the Company is not registered as an investment company under the Investment Company Act of 1940, as amended (the Investment Company Act").

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                 (d) The Investor acknowledges that in making a decision to subscribe for the Shares, the Investor has relied solely upon independent investigations made by the Investor and the representations contained herein. The Investor understands the business objectives and policies of, and the strategies which may be pursued by, the Company. The Investor's investment in the Shares is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor's overall need for diversification and liquidity. The Investor acknowledges that she is not subscribing pursuant hereto for any Shares as a result of or subsequent to (a) any advertisement, article, notice or other communications published on-line, in any newspaper, magazine or similar media or broadcast over television or radio, or (b) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

                 (e) The Investor has not reproduced, duplicated or delivered this Agreement to any other person, except professional advisors to the Investor or as instructed by the Company.

                 (f) The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Shares and is able to bear such risks, and has obtained, in the Investor's judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Shares and has determined that the Shares is a suitable investment for the Investor.

                 (g) The Investor can afford a complete loss of the investment in the Shares.

                 (h) The Investor is acquiring the Shares subscribed for herein for her own account, for investment purposes only and not with a view to distribute or resell such Shares in whole or in part.

                 (i) The Investor agrees and is aware that:

                  (1) the Company has a limited operating history under its current business plan;

                  (2) no federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment; and

                  (3) there are substantial risks of loss of investment incidental to the purchase of the Shares.

                (j) The Investor and her advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares, which have been requested by the Investor. The Investor and her advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries. Except as set forth in this Agreement, the Company has made no representation or warranty on which the Investor has relied to enter into this Agreement and acquire the Shares.

         (k) The Investor does not have a present intention to sell the Shares nor a present arrangement or intention to effect any distribution of any of the Shares to or through any person or entity for purposes of selling, offering, distributing or otherwise disposing of any of the Shares.

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              (l) The Investor understands that the net proceeds to the Company from this subscription will be used by the Company for general operating expenses.

     2.5. Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Investor who is entitled to any fee or commission in connection with the execution of this Agreement.

3.       Representations, Warranties and Covenants of the Company


     3.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a material adverse effect upon the business, financial condition, properties, or operations of the Company taken as a whole (a "Material Adverse Effect").

     3.2 Shares. All of the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Shares to be sold pursuant to this Agreement and issued upon exercise of the option granted to Investor in connection with Investor's employment with the Company have been duly and validly authorized, and when issued and paid for in accordance with the terms of this Agreement and the applicable option agreement, will be duly and validly issued, fully paid and non-assessable.

     3.3 Corporate Authority. The Company has all the requisite power and authority to carry on its business as now conducted.

     3.4 Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other party hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or general laws of applicability affecting creditors' rights generally and to general equitable principles.

     3.5 No Conflict. The execution, delivery and performance by the Company of this Agreement (i) will not result in the violation by the Company of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Company's properties or assets are subject, and (ii) will not violate any provision of the certificate of incorporation, by-laws or other organizational documents of the Company.

     3.6 Consents. No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Company in connection with the authorization, execution, delivery and performance by the Company of this Agreement, including without limitation, the issue and sale of the Shares, except filings as may be required to be made by the Company with: (i) the Securities and Exchange Commission (the "Commission"),
(ii) state blue sky or other securities regulatory authorities, and (iii) such other consents that have been obtained.

     3.7 No Actions. There are no judicial, administrative or governmental actions, suits, investigations or proceedings (collectively, "Legal Proceedings") pending or to the knowledge of the Company, threatened to which the Company is or may be a party or which property owned or leased by the Company is or may be the subject, which, individually or in the aggregate, which are reasonably likely to result in a Material Adverse Effect. The Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

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     3.8 No Material Change. Since the filing with the Commission of the
Company's Annual Report on Form 10-K for the year ended December 31, 2004 and any amendment thereto (the "2004 Form 10-K"), except as disclosed in subsequent filings made with the Commission, the Company has not incurred or sustained any event or change that has had a Material Adverse Effect.

     3.9 Investment Company Act. The Company does not believe, after reasonable inquiry, that it is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, and neither the sale of the Shares nor the transactions contemplated herein will cause the Company to become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

     3.10 Accuracy of Disclosure. The information contained in the Company's 2004 Form 10-K, as of the date of the Form 10-K, and in all subsequent filings made with the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. Indemnification. The Investor agrees to indemnify and hold harmless the Company, and its managers, officers, directors, employees, agents and shareholders, and each other person, if any, who controls or is controlled by the Company, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from the inaccuracy of any representation or warranty made by Investor herein. The Company agrees to indemnify and hold harmless the Investor, against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from the inaccuracy of any representation or warranty made by the Company herein.

5. Registration Rights. The Company agrees that the registration rights contained in the First Stock Purchase Agreement shall apply to the Shares.


6.   Miscellaneous.

            6.1. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the address of such party set forth below or to such changed address as such party may have fixed by written notice to the other given in accordance with this Section 6.1; provided, however, that any notice of change of address shall be effective only upon receipt:

If to the Company:

Phase III Medical, Inc.
330 South Service Road, Suite 120
Melville, NY 11747
Attn: Mark Weinreb, President and CEO

If to the Investor:

Catherine M. Vaczy
140 East 28th Street
Apartment #11C
New York, New York  10016


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            6.2. Entire Agreement; Amendment. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and the Investor. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

            6.3. Successors and Assigns. This Agreement shall be binding upon the Investor and her heirs, legal representatives, successors, and permitted assigns and shall inure to the benefit of the Company and its successors and assigns. The Investor shall not assign any of its obligations hereunder without the prior written consent of the Company.

            6.4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to its choice of law provisions.

            6.5. Jurisdiction. The Investor hereby irrevocably agrees that any suit, action or proceeding with respect to this Agreement and any or all transactions relating hereto and thereto may be brought in U.S. federal and state courts in the State of New York. The Investor hereby irrevocably submits to the jurisdiction of such courts with respect to any such suit, action or proceeding and agrees and consents that service of process as provided by U.S. federal and New York law may be made upon the Investor in any such suit, action or proceeding brought in any of said courts, and may not claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Investor hereby further irrevocably consents to the service of process out of any of the aforesaid courts, in any such suit, action or proceeding, by the mailing of copies thereof, by certified or registered mail, return receipt requested, addressed to the Investor at the address of the Investor then appearing on the records of the Company. Nothing contained herein shall affect the right of the Company to commence any action, suit or proceeding or otherwise to proceed against the Investor in any other jurisdiction or to serve process upon the Investor in any manner permitted by any applicable law in any relevant jurisdiction.

            6.6. Additional Information and Subsequent Changes to
Representations.

                  (a) The Company may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold Stock or to enable the Company's compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.

                  (b) The Investor agrees that at any time in the future at which the Investor may acquire additional shares of Common Stock, the Investor shall be deemed to have reaffirmed, as of the date of such acquisition of additional shares of Common Stock, each and every representation made by the Investor in this Agreement, except to the extent modified in writing by the Investor and consented to by the Company.

         6.7. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

         6.8. Headings. The headings of the sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

              6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto to the same extent as if delivered personally.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above under penalties of perjury.

                                      COMPANY:

                                      PHASE III MEDICAL, INC.


                                      By: /s/ Mark Weinreb
                                      Name:   Mark Weinreb
                                      Title:  President and CEO


                                      INVESTOR:

                                      /s/ Catherine M. Vaczy
                                      Catherine M. Vaczy

                                      Address:  140 East 28th Street
                                                Apartment #11C
                                                New York, New York  10016

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